Exhibit 99.1
NEWS RELEASE
August 5, 2026

HELMERICH & PAYNE, INC. ANNOUNCES FISCAL THIRD QUARTER RESULTS

Operating and Financial Highlights for the Quarter Ended June 30, 2026

•H&P announced consolidated revenue of $1.035 billion, reflecting strong sequential growth and solid execution across the portfolio.

•Consolidated net income attributable to Helmerich & Payne Inc. of $76 million, or $0.74 per share, which includes a gain of approximately $115 million related to the sale of Utica Square. Adjusted for this and other select items, adjusted losses(1) were $(10) million, or $(0.11) per share.

•Consolidated adjusted EBITDA(2) totaled $236 million.

•North America Solutions (NAS) reported operating income of $140 million and achieved industry-leading direct margin(3) of $241 million or $18,669 per day.

•During the quarter, we deployed 10 additional rigs in response to strong demand from private operators, while also growing daily margins by more than $1,000 sequentially.

•International Solutions reported an operating loss of approximately $(54) million and delivered approximately $31 million in direct margin(3).

•Experienced strong commercial momentum for our FlexRig® technology in Argentina, securing contracts for five additional rigs, including three rigs to be exported from the U.S. later this year.

•Offshore reported operating income of approximately $17 million and generated direct margin(3) of $29 million.

•Secured a four-year contract renewal for an operator in Norway, strengthening our offshore backlog to $3.6 billion, including firm and optional contract periods.

•Approximately $25 million was returned to shareholders through the Company’s ongoing dividend program.

Helmerich & Payne | 222 N. Detroit Ave. | Suite 1100
Tulsa, OK 74120 | 918.588.5190 | helmerichpayne.com

News Release
August 5, 2026

Management Commentary

“H&P delivered strong financial and operational results during the quarter. We generated direct margins that exceeded the midpoint of guidance ranges in all segments as well as strong adjusted EBITDA and free cash flows.” said President and CEO Trey Adams. “Our performance reflects the disciplined execution of our teams and the strength of our diversified global portfolio.”

“While near-term market conditions remain fluid, particularly in the Middle East, underlying trends across our portfolio continue to improve. Recent geopolitical events continue to highlight the importance of energy security and reliable supply, reinforcing the need for continued investment in oil and gas development to help meet global energy demand. Against this backdrop, customer activity remains constructive, supporting demand for high-performance drilling solutions as the industry looks toward 2027."

“In North America Solutions, activity growth was primarily driven by increased drilling demand from private and smaller independent operators. While industry supply and demand dynamics continue to evolve for the super-spec rig market, current conditions continue to support strong utilization levels and solid margin performance. H&P is well equipped to quickly meet rising customer demand, benefiting from our industry leading scale, uniform fleet and reactivation costs.”

“Our International Solutions segment is building momentum across key markets as we leverage the advantages of our large homogeneous fleet and diversified footprint. In Argentina, we are putting additional rigs back to work, supported by development of the Vaca Muerta shale basin. Technology adoption remains strong, and we continue to see attractive growth opportunities driven by resource scale, improving infrastructure, and rising demand for super-spec drilling solutions, which are contributing to organic margin expansion across the segment. In the Middle East, we continued rig reactivations in Saudi Arabia while focusing on the safety of our people and maintaining continuity of operations across our core operating countries.”

“Our Offshore Solutions segment delivered another quarter of strong operational and financial results. This was driven by the achievement of several performance-related bonuses during the quarter. Offshore continues to provide stability and strategic value through its long‑term contract portfolio and strong free cash flow generation,” Adams continued.

Senior Vice President and CFO Todd Scruggs added, “In conjunction with our strong financial performance and improving market outlook, we are embarking on company-wide initiatives focused on increasing efficiency, reducing cost, simplifying our portfolio, and streamlining support functions. These actions are designed to enhance margins, strengthen free cash flow generation, and accelerate deleveraging. As we look ahead, we remain committed to balancing debt reduction, maintaining our base dividend, and investing with discipline to support growth opportunities, ensuring we are well positioned regardless of how market conditions evolve.”

“We are encouraged by the momentum across our business,” Adams concluded. “With our leading super‑
spec fleet, strong international presence, differentiated technology portfolio, and resilient offshore business, we believe H&P is positioned to create long-term value for shareholders. None of that would be possible without the commitment and expertise of our employees, whose focus on safety and operational excellence continues to drive our success.”

News Release
August 5, 2026

Operating Segment Results for the Third Quarter of Fiscal Year 2026

North America Solutions: Realized operating income of $140 million, compared with $111 million in the previous quarter. Direct margin(3) increased to $241 million, versus $215 million the previous quarter. On a per-day basis direct margins averaged $18,669 with 142 rigs active for the third fiscal quarter.

International Solutions: Recorded an operating loss of approximately $(54) million, compared with a loss of approximately $(100) million in the prior quarter, which included a $26 million impairment. Direct margin(3) improved significantly totaling $31 million, up from $11 million last quarter. During the third quarter we had an average of 65 rigs working.

Offshore Solutions: Reported operating income of approximately $17 million, compared with $14 million in the previous quarter. Direct margin(3) was $29 million, up from $27 million last quarter, led by performance-related bonuses. We had three active rigs and 30 management contracts in operation during the quarter.

Select Items (4) Included in Net Income per Diluted Share

Third quarter of fiscal year 2026 net income of $0.74 per diluted share included a net impact of $0.85 per share in after-tax gains and losses comprised of the following:

•$0.88 of after-tax gain related to a real estate asset sale
•$0.10 of after-tax gain related to involuntary conversion
•$0.03 of non-cash after-tax gain related to the change in actuarial assumptions on estimated liabilities
•$(0.01) of non-cash after-tax loss related to impairment
•$(0.01) of after-tax loss related to restructuring charges
•$(0.01) of after-tax loss related to acquisition transaction and integration costs
•$(0.13) of non-cash after-tax loss related to investment securities

Second quarter of fiscal year 2026 net loss of $(0.59) per diluted share included a net impact of $(0.21) per share in after-tax losses comprised of the following:

•$0.11 of non-cash after-tax gain related to investment securities
•$(0.01) of after-tax loss related to International asset abandonment
•$(0.02) of after-tax loss related to transaction and integration costs
•$(0.03) of after-tax loss related to restructuring
•$(0.03) of non-cash after-tax loss related to the change in actuarial assumptions on estimated liabilities
•$(0.23) of non-cash after-tax loss related to impairment

News Release
August 5, 2026

Operational Outlook for the Fourth Quarter of Fiscal Year 2026

The guidance below represents our expectations as of the date of this release.

Guidance	4Q’26	FY’26
North America Solutions
Direct Margin ($M)[3]	$245 - $255
Average Rigs	145 - 151	140 - 144

International Solutions
Direct Margin ($M)[3]	$25 - $45
Average Rigs	60 – 70	60 – 66

Offshore Solutions
Direct Margin ($M)[3]	$26 - $30	$113 - $117
Average Rigs / Mgmt. Cont.	30 - 35	30 - 35

Other
Direct Margin ($M)[3]	$0 - $5

Guidance	FY'26
Gross Capital Expenditures ($M)	$270 - $310
Depreciation	~$700
Research and Development	~$28
Selling, General & Administrative	$265 - $285
Cash Taxes	$150 - $180
Interest Expense	~$100

News Release
August 5, 2026

Conference Call

A conference call will be held at 10 a.m. (ET), Thursday, August 6, 2026, with Trey Adams, President and CEO, Todd Scruggs, Senior Vice President and CFO, and other management team members to discuss the Company’s third quarter fiscal year 2026 results. Dial-in information for the conference call is (800)-715-9871 for domestic callers or (646)-307-1963 for international callers. The call access code is 8620792. Participants can listen to the live webcast of the conference call and access the accompanying earnings presentation by visiting our website at www.hpinc.com. Navigate to the “Investor Hub” section, click on “Events & Presentations,” and select the event to access the webcast and materials.

About Helmerich & Payne, Inc.

Founded in 1920, Helmerich & Payne, Inc. (H&P) (NYSE: HP) is committed to delivering industry leading levels of drilling productivity and reliability. H&P operates with the highest level of integrity, safety and innovation to deliver superior results for its customers and returns for shareholders. Through its subsidiaries, the Company designs, fabricates and operates high-performance drilling rigs in conventional and unconventional plays around the world. H&P also develops and implements advanced automation, directional drilling and survey management technologies. As of August 5, 2026, H&P's fleet includes 202 land rigs in the United States, 127 international land rigs and four offshore platform rigs, plus operating 30 offshore management contracts. For more information, see H&P online at www.hpinc.com.

Forward-Looking Statements

This release includes “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, and such statements are based on current expectations and assumptions that are subject to risks and uncertainties. All statements other than statements of historical facts included in this release, including, without limitation, outlook for fiscal 2026, the Company’s business strategy, future financial position, operations outlook, future cash flow, future use of generated cash flow, dividend amounts and timing, amounts of any future dividends, investments, active rig count projections, projected costs and plans, objectives of management for future operations, contract terms, financing and funding, debt reduction plans, capex spending and budgets, outlook for domestic and international markets, future commodity prices, and future customer activity and relationships are forward-looking statements. For information regarding risks and uncertainties associated with the Company’s business, please refer to the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections and other disclosures in the Company’s SEC filings, including but not limited to its annual report on Form 10‑K and quarterly reports on Form 10‑Q. As a result of these factors, Helmerich & Payne, Inc.’s actual results may differ materially from those indicated or implied by such forward-looking statements. Investors are cautioned not to put undue reliance on such statements. We undertake no duty to publicly update or revise any forward-looking statements, whether as a result of new information, changes in internal estimates, expectations or otherwise, except as required under applicable securities laws.

Helmerich & Payne uses its Investor Relations website as a channel of distribution for material company information. Such information is routinely posted and accessible on its Investor Relations website at www.hpinc.com. Information on our website is not part of this release.

Note Regarding Trademarks. Helmerich & Payne, Inc. owns or has rights to the use of trademarks, service marks and trade names that it uses in conjunction with the operation of its business. Some of the trademarks that appear in this release or otherwise used by H&P include FlexRig and FlexRobotics, which may be registered or trademarked in the United States and other jurisdictions.

News Release
August 5, 2026

(1) Adjusted net income, which is considered a non-GAAP metric, is defined as net income (loss), excluding the impact of 'select items' which management defines as certain items that do not reflect the ongoing performance of our core business operations. Adjusted net income is included as supplemental disclosure as management uses it to assess and understand current operational performance, especially in analyzing historical trends which are used in forecasting future period results. For this reason, we believe this measure will be useful information to investors. The presence of non-GAAP metrics is not intended to suggest that such measures should be considered as a substitute for certain GAAP metrics and, given that not all companies define adjusted net income the same way, this financial measure may not be comparable to similarly titled metrics disclosed by other companies. See Non-GAAP Measurements for a reconciliation of net income (loss) to adjusted net income.

(2) Adjusted EBITDA is considered to be a non-GAAP metric. Adjusted EBITDA is defined as net income (loss) before taxes, depreciation and amortization, gains and losses on asset sales, other income and expense - which includes interest income and interest expense, and excludes the impact of 'select items' which management defines as certain items that do not reflect the ongoing performance of our core business operations. Adjusted EBITDA is included as supplemental disclosure as management uses it to assess and understand current operational performance, especially in analyzing historical trends which are used in forecasting future period results. For this reason, we believe this measure will be useful information to investors. The presence of non-GAAP metrics is not intended to suggest that such measures should be considered as a substitute for certain GAAP metrics and, given that not all companies define Adjusted EBITDA the same way, this financial measure may not be comparable to similarly titled metrics disclosed by other companies. See Non-GAAP Measurements for a reconciliation of net income to Adjusted EBITDA.

(3) Direct margin, which is considered a non-GAAP metric, is defined as operating revenues (less reimbursements) less direct operating expenses (less reimbursements) and is included as a supplemental disclosure. We believe it is useful in assessing and understanding our current operational performance, especially in making comparisons over time. See Non-GAAP Measurements for a reconciliation of segment operating income (loss) to direct margin. Expected direct margin for the fourth quarter of fiscal 2026 is provided on a non-GAAP basis only because certain information necessary to calculate the most comparable GAAP measure is unavailable due to the uncertainty and inherent difficulty of predicting the occurrence and the future financial statement impact of certain items. Therefore, as a result of the uncertainty and variability of the nature and amount of future items and adjustments, which could be significant, we are unable to provide a reconciliation of expected direct margin to the most comparable GAAP measure without unreasonable effort.

(4) The adjusted measures excluding select items are considered non-GAAP metrics and are included as a supplemental disclosure as the Company believes identifying and excluding select items is useful in assessing and understanding current operational performance, especially in making comparisons over time involving previous and subsequent periods and/or forecasting future periods results. Select items are excluded as they are deemed to be outside the Company's core business operations. See Non-GAAP Measurements.

Contact: Kris Nicol
Vice President of Investor Relations
investor.relations@hpinc.com

News Release
August 5, 2026

HELMERICH & PAYNE, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
	Three Months Ended			Nine Months Ended
(in thousands, except per share amounts)	June 30,	March 31,	June 30,	June 30,	June 30,
	2026	2026	2025	2026	2025
OPERATING REVENUES
Drilling services	$986,882	$906,426	$1,037,876	$2,874,433	$2,724,883
Other	47,974	25,936	3,048	109,811	9,382
	1,034,856	932,362	1,040,924	2,984,244	2,734,265
OPERATING COSTS AND EXPENSES
Drilling services operating expenses, excluding depreciation and amortization	684,913	661,180	704,224	2,028,873	1,816,797
Other operating expenses	44,489	24,799	31,059	100,548	35,700
Depreciation and amortization	180,960	180,734	179,491	543,613	436,228
Research and development	5,909	7,016	7,777	19,571	26,558
Selling, general and administrative	65,849	71,080	65,506	207,373	209,407
Acquisition transaction and integration costs	1,671	2,738	8,623	7,814	49,025
Asset impairment charges	1,153	26,101	173,258	130,340	175,102
Restructuring charges	1,362	2,882	4,681	5,835	4,681
Gain on involuntary conversion	(13,581)	—	—	(13,581)	—
Gain on reimbursement of drilling equipment	(6,036)	(5,943)	(6,773)	(18,099)	(26,149)
Other (gain) loss on sale of assets	(120,044)	(1,305)	1,347	(119,423)	2,136
	846,645	969,282	1,169,193	2,892,864	2,729,485
OPERATING INCOME (LOSS)	188,211	(36,920)	(128,269)	91,380	4,780
Other income (expense)
Interest and dividend income	2,280	2,155	2,856	7,193	31,854
Interest expense	(24,439)	(25,814)	(29,200)	(75,860)	(79,836)
Gain (loss) on investment securities	(16,007)	14,391	(337)	(687)	14,084
Foreign currency exchange gain (loss)	1,885	2,952	(9,216)	4,864	(16,137)
Other	(1,411)	(3,327)	31,258	(6,664)	33,214
	(37,692)	(9,643)	(4,639)	(71,154)	(16,821)
Income (loss) before income taxes	150,519	(46,563)	(132,908)	20,226	(12,041)
Income tax expense	72,362	9,298	28,991	92,861	92,100
NET INCOME (LOSS)	78,157	(55,861)	(161,899)	(72,635)	(104,141)
Net income attributable to non-controlling interest	2,475	2,748	859	6,998	2,191
NET INCOME (LOSS) ATTRIBUTABLE TO HELMERICH & PAYNE, INC.	$75,682	$(58,609)	$(162,758)	$(79,633)	$(106,332)

Earnings (loss) per share attributable to Helmerich & Payne, Inc.:
Basic	$0.74	$(0.59)	$(1.64)	$(0.81)	$(1.08)
Diluted	$0.74	$(0.59)	$(1.64)	$(0.81)	$(1.08)

Weighted average shares outstanding:
Basic	99,931	99,878	99,422	99,783	99,214
Diluted	100,030	99,878	99,422	99,783	99,214

News Release
August 5, 2026

HELMERICH & PAYNE, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
	June 30,	September 30,
(in thousands except share data and share amounts)	2026	2025
ASSETS
Current Assets:
Cash and cash equivalents	$204,427	$196,848
Restricted cash	33,552	27,412
Short-term investments	26,960	21,496
Accounts receivable, net of allowance of $21,162 and $19,647, respectively	869,464	782,644
Inventories of materials and supplies, net	325,803	324,326
Prepaid expenses and other, net	97,592	97,518
Assets held-for-sale	12,659	15,231
Total current assets	1,570,457	1,465,475

Investments, net	72,856	68,198
Property, plant and equipment, net	3,865,332	4,313,074
Other Noncurrent Assets:
Goodwill	182,425	182,854
Intangible assets, net	423,633	485,540
Operating lease right-of-use assets	109,250	123,598
Other assets, net	62,821	66,999
Total other noncurrent assets	778,129	858,991

Total assets	$6,286,774	$6,705,738

LIABILITIES & SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$207,365	$217,923
Dividends payable	25,416	25,199
Accrued liabilities	560,850	564,855
Current portion of long-term debt, net	6,859	6,859
Total current liabilities	800,490	814,836

Noncurrent Liabilities:
Long-term debt, net	1,855,257	2,057,084
Deferred income taxes	592,397	624,000
Retirement benefit obligation	98,815	109,864
Other	269,406	270,616
Total noncurrent liabilities	2,815,875	3,061,564

Shareholders' Equity:
Common stock, $0.10 par value, 160,000,000 shares authorized, 112,222,865 shares issued as of June 30, 2026 and September 30, 2025, and 99,935,617 and 99,446,577 shares outstanding as of June 30, 2026 and September 30, 2025, respectively	11,222	11,222
Preferred stock, no par value, 1,000,000 shares authorized, no shares issued	—	—
Additional paid-in capital	514,167	513,050
Retained earnings	2,463,057	2,619,090
Accumulated other comprehensive income	30,233	44,964
Treasury stock, at cost, 12,287,248 shares and 12,776,288 shares as of June 30, 2026 and September 30, 2025, respectively	(444,588)	(463,536)
Non-controlling interest	96,318	104,548
Total shareholders’ equity	2,670,409	2,829,338

Total liabilities and shareholders' equity	$6,286,774	$6,705,738

News Release
August 5, 2026

HELMERICH & PAYNE, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
	Nine Months Ended June 30,
(in thousands)	2026	2025
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(72,635)	$(104,141)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	543,613	436,228
Asset impairment charge	130,340	175,102
Amortization of debt discount and debt issuance costs	4,230	4,799
Stock-based compensation	28,013	22,837
Gain (loss) on investment securities	687	(14,084)
Gain on involuntary conversion	(13,581)	—
Gain on reimbursement of drilling equipment	(18,099)	(26,149)
Other (gain) loss on sale of assets	(119,423)	2,136
Deferred income tax	(28,980)	(64,649)
Other	(4,974)	5,832
Changes in assets and liabilities	(76,513)	(101,911)
Net cash provided by operating activities	372,678	336,000

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(200,198)	(362,232)
Purchase of short-term investments	(49,640)	(111,678)
Purchase of long-term investments	(2,239)	(2,055)
Payment for acquisition of business, net of cash acquired	—	(1,838,852)
Proceeds from sale of short-term investments	42,542	373,028
Proceeds from sale of long-term investments	—	31,990
Insurance proceeds from involuntary conversion	2,500	2,366
Proceeds from asset sales	35,797	34,923
Proceeds from real estate asset sales	127,667	—
Other	(686)	—
Net cash used in investing activities	(44,257)	(1,872,510)

CASH FLOWS FROM FINANCING ACTIVITIES:
Dividends paid	(76,077)	(75,534)
Distributions to non-controlling interests	(15,000)	(15,380)
Proceeds from debt issuance	—	400,000
Debt issuance costs	—	(2,629)
Payments for employee taxes on net settlement of equity awards	(6,398)	(10,759)
Payments on unsecured long-term debt	(200,000)	(73,000)
Other	(5,145)	(2,044)
Net cash provided by (used in) financing activities	(302,620)	220,654
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(12,393)	14,322
Net increase (decrease) in cash, cash equivalents and restricted cash	13,408	(1,301,534)
Cash, cash equivalents and restricted cash, beginning of period	225,900	1,528,660
Cash, cash equivalents and restricted cash, end of period	$239,308	$227,126

News Release
August 5, 2026

HELMERICH & PAYNE, INC.
SEGMENT REPORTING	Three Months Ended			Nine Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
(in thousands, except operating statistics)	2026	2026	2025	2026	2025
NORTH AMERICA SOLUTIONS
Operating revenues	$562,902	$517,245	$592,214	$1,644,085	$1,790,053
Direct operating expenses	321,686	302,038	326,042	948,857	992,462
Depreciation and amortization	83,214	82,955	88,078	250,413	263,565
Research and development	6,015	7,115	7,617	19,538	26,560
Selling, general and administrative expense	11,282	13,401	10,972	38,705	42,266
Acquisition transaction and integration costs	—	—	7	—	41
Asset impairment charges	—	—	—	97,922	1,507
Restructuring charges	393	402	1,849	795	1,849
Segment operating income	$140,312	$111,334	$157,649	$287,855	$461,803
Financial Data and Other Operating Statistics1:
Direct margin (Non-GAAP)[2]	$241,216	$215,207	$266,172	$695,228	$797,591
Revenue days[3]	12,921	12,208	13,400	38,255	40,523
Average active rigs[4]	142	136	147	140	148
Number of active rigs at the end of period[5]	147	137	141	147	141
Number of available rigs at the end of period	202	203	224	202	224
Reimbursements of "out-of-pocket" expenses	$68,280	$60,401	$73,268	$201,478	$219,302
INTERNATIONAL SOLUTIONS
Operating revenues	$250,117	$218,321	$265,803	$702,726	$561,192
Direct operating expenses	219,064	206,826	231,695	631,463	507,106
Depreciation and amortization	74,547	79,257	66,734	231,925	128,715
Selling, general and administrative expense	9,097	4,249	5,014	17,491	12,268
Acquisition transaction and integration costs	186	1,198	141	1,820	351
Asset impairment charges	1,153	26,101	128,352	27,254	128,352
Restructuring charges	498	302	380	2,118	380
Segment operating loss	$(54,428)	$(99,612)	$(166,513)	$(209,345)	$(215,980)
Financial Data and Other Operating Statistics[1]:
Direct margin (Non-GAAP)[2]	$31,053	$11,495	$34,108	$71,263	$54,086
Revenue days[3]	5,950	5,492	6,573	16,886	14,460
Average active rigs[4]	65	61	72	62	53
Number of active rigs at the end of period[5]	66	64	69	66	69
Number of available rigs at the end of period	127	130	137	127	137
Reimbursements of "out-of-pocket" expenses	$11,985	$12,785	$10,736	$36,538	$21,325
OFFSHORE SOLUTIONS
Operating revenues	$174,409	$171,378	$161,777	$534,069	$340,067
Direct operating expenses	145,191	144,495	139,004	446,966	284,569
Depreciation and amortization	11,023	9,862	12,681	31,705	22,438
Selling, general and administrative expense	1,337	2,654	1,294	5,035	3,322
Acquisition transaction and integration costs	—	352	—	925	60
Asset impairment charges	—	—	—	2,128	—
Restructuring charges	58	—	29	58	29
Segment operating income	$16,800	$14,015	$8,769	$47,252	$29,649
Financial Data and Other Operating Statistics[1]:
Direct margin (Non-GAAP)[2]	$29,218	$26,883	$22,773	$87,103	$55,498
Revenue days[3]	273	270	273	819	819
Average active rigs[4]	3	3	3	3	3
Number of active rigs at the end of period[5]	3	3	3	3	3
Number of available rigs at the end of period	4	4	7	4	7
Reimbursements of "out-of-pocket" expenses	$28,312	$27,575	$23,043	$95,551	$57,204
(1)These operating metrics and financial data, including average active rigs, are provided to allow investors to analyze the various components of segment financial results in terms of activity, utilization and other key results. Management uses these metrics to analyze historical segment financial results and as the key inputs for forecasting and budgeting segment financial results.
(2)Direct margin, which is considered a non-GAAP metric, is defined as operating revenues less direct operating expenses and is included as a supplemental disclosure because we believe it is useful in assessing and understanding our current operational performance, especially in making comparisons over time. See — Non-GAAP Measurements below for a reconciliation of segment operating income (loss) to direct margin.
(3)Defined as the number of contractual days for owned and leased rigs with recognized revenue during the period.
(4)Active rigs generate revenue for the Company; accordingly, 'average active rigs' represents the average number of rigs generating revenue during the applicable time period. This metric is calculated by dividing revenue days by total days in the applicable period (i.e. 91 days for the three months ended June 30, 2026 and June 30, 2025, 90 days for the three months ended March 31, 2026 and 273 days for the nine months ended June 30, 2026 and June 30, 2025).
(5)Defined as the number of rigs generating revenue at the applicable end date of the time period.

News Release
August 5, 2026

Segment operating income (loss) for all segments is a non-GAAP financial measure of the Company’s performance, as it excludes gain on involuntary conversion, gain on reimbursement of drilling equipment, other gain (loss) on sale of assets, corporate selling, general and administrative costs, corporate depreciation, corporate acquisition transaction and integration costs, corporate asset impairment charges, and corporate restructuring charges. The Company considers segment operating income (loss) to be an important supplemental measure of operating performance for presenting trends in the Company’s core businesses. This measure is used by the Company to facilitate period-to-period comparisons in operating performance of the Company’s reportable segments in the aggregate by eliminating items that affect comparability between periods. The Company believes that segment operating income (loss) is useful to investors because it provides a means to evaluate the operating performance of the segments and the Company on an ongoing basis using criteria that are used by our internal decision makers. Additionally, it highlights operating trends and aids analytical comparisons. However, segment operating income (loss) has limitations and should not be used as an alternative to operating income or loss, a performance measure determined in accordance with GAAP, as it excludes certain costs that may affect the Company’s operating performance in future periods.
The following table reconciles operating income (loss) per the information above to income (loss) before income taxes as reported on the Unaudited Condensed Consolidated Statements of Operations:

	Three Months Ended			Nine Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
(in thousands)	2026	2026	2025	2026	2025
Operating income (loss)
North America Solutions	$140,312	$111,334	$157,649	$287,855	$461,803
International Solutions	(54,428)	(99,612)	(166,513)	(209,345)	(215,980)
Offshore Solutions	16,800	14,015	8,769	47,252	29,649
Other	1,344	(7,397)	(70,004)	(7,276)	(70,605)
Eliminations	1,528	(2,507)	6,114	(1,774)	(2,247)
Segment operating income (loss)	105,556	15,833	(63,985)	116,712	202,620
Gain on involuntary conversion	13,581	—	—	13,581	—
Gain on reimbursement of drilling equipment	6,036	5,943	6,773	18,099	26,149
Other gain (loss) on sale of assets	120,044	1,305	(1,347)	119,423	(2,136)
Corporate selling, general and administrative costs, corporate depreciation, corporate acquisition transaction and integration costs, corporate asset impairment charges, and corporate restructuring charges	(57,006)	(60,001)	(69,710)	(176,435)	(221,853)
Operating income (loss)	188,211	(36,920)	(128,269)	91,380	4,780
Other expense	(37,692)	(9,643)	(4,639)	(71,154)	(16,821)
Income (loss) before income taxes	$150,519	$(46,563)	$(132,908)	$20,226	$(12,041)

News Release
August 5, 2026

NON-GAAP MEASUREMENTS

NON-GAAP RECONCILIATION OF SELECT ITEMS AND ADJUSTED NET LOSS(**)

	Three Months Ended June 30, 2026
(in thousands, except per share data)	Pretax	Tax Impact	Net	EPS
Net income attributable to Helmerich & Payne Inc. (GAAP basis)			$75,682	$0.74
(-) Gain related to a real estate asset sale	114,788	26,057	88,731	0.88
(-) Gain related to involuntary conversion	13,581	3,083	10,498	0.10
(-) Changes in actuarial assumptions on estimated liabilities	3,666	832	2,834	0.03
(-) Impairment expense	(1,153)	—	(1,153)	(0.01)
(-) Restructuring charges	(1,362)	(64)	(1,298)	(0.01)
(-) Acquisition transaction and integration costs	(1,671)	(378)	(1,293)	(0.01)
(-) Loss on investment security	(16,007)	(3,250)	(12,757)	(0.13)
Adjusted net loss (Non-GAAP)			$(9,880)	$(0.11)

	Three Months Ended March 31, 2026
(in thousands, except per share data)	Pretax	Tax Impact	Net	EPS
Net loss attributable to Helmerich & Payne Inc. (GAAP basis)			$(58,609)	$(0.59)
(-) Gain on investment security	14,391	3,267	11,124	0.11
(-) International asset abandonment	(1,000)	—	(1,000)	(0.01)
(-) Acquisition transaction and integration costs	(2,738)	(300)	(2,438)	(0.02)
(-) Restructuring charges	(2,882)	(256)	(2,626)	(0.03)
(-) Changes in actuarial assumptions on estimated liabilities	(3,669)	(834)	(2,835)	(0.03)
(-) Impairment expense	(26,101)	(3,498)	(22,603)	(0.23)
Adjusted net loss (Non-GAAP)			$(38,231)	$(0.38)

(**) The Company believes identifying and excluding select items is useful in assessing and understanding current operational performance, especially in making comparisons over time involving previous and subsequent periods and/or forecasting future period results. Select items are excluded as they are deemed to be outside of the Company's core business operations.

News Release
August 5, 2026

NON-GAAP RECONCILIATION OF DIRECT MARGIN
Direct margin is considered a non-GAAP metric. We define "direct margin" as operating revenues less direct operating expenses. Direct margin is included as a supplemental disclosure because we believe it is useful in assessing and understanding our current operational performance, especially in making comparisons over time. Direct margin is not a substitute for financial measures prepared in accordance with GAAP and should therefore be considered only as supplemental to such GAAP financial measures.
The following table reconciles direct margin to segment operating income (loss), which we believe is the financial measure calculated and presented in accordance with GAAP that is most directly comparable to direct margin.

	Three Months Ended			Nine Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
(in thousands)	2026	2026	2025	2026	2025
NORTH AMERICA SOLUTIONS
Segment operating income	$140,312	$111,334	$157,649	$287,855	$461,803
Add back:
Depreciation and amortization	83,214	82,955	88,078	250,413	263,565
Research and development	6,015	7,115	7,617	19,538	26,560
Selling, general and administrative expense	11,282	13,401	10,972	38,705	42,266
Acquisition transaction and integration costs	—	—	7	—	41
Asset impairment charge	—	—	—	97,922	1,507
Restructuring charges	393	402	1,849	795	1,849
Direct margin (Non-GAAP)	$241,216	$215,207	$266,172	$695,228	$797,591

INTERNATIONAL SOLUTIONS
Segment operating loss	$(54,428)	$(99,612)	$(166,513)	$(209,345)	$(215,980)
Add back:
Depreciation and amortization	74,547	79,257	66,734	231,925	128,715
Selling, general and administrative expense	9,097	4,249	5,014	17,491	12,268
Acquisition transaction and integration costs	186	1,198	141	1,820	351
Asset impairment charge	1,153	26,101	128,352	27,254	128,352
Restructuring charges	498	302	380	2,118	380
Direct margin (Non-GAAP)	$31,053	$11,495	$34,108	$71,263	$54,086

OFFSHORE SOLUTIONS
Segment operating income	$16,800	$14,015	$8,769	$47,252	$29,649
Add back:
Depreciation and amortization	11,023	9,862	12,681	31,705	22,438
Selling, general and administrative expense	1,337	2,654	1,294	5,035	3,322
Acquisition transaction and integration costs	—	352	—	925	60
Asset impairment charges	—	—	—	2,128	—
Restructuring charges	58	—	29	58	29
Direct margin (Non-GAAP)	$29,218	$26,883	$22,773	$87,103	$55,498

News Release
August 5, 2026

NON-GAAP RECONCILIATION OF ADJUSTED EBITDA
Adjusted EBITDA and 'Select Items' are considered to be non-GAAP metrics. Adjusted EBITDA is defined as net income (loss) before taxes, depreciation and amortization, gains and losses on asset sales, other income and expense - which includes interest income and interest expense, and excludes the impact of 'select items' which management defines as certain items that do not reflect the ongoing performance of our core business operations. These metrics are included as supplemental disclosures as management uses them to assess and understand current operational performance, especially in analyzing historical trends which are used in forecasting future period results. For this reason, we believe this measure will be useful information to investors. The presence of non-GAAP metrics is not intended to suggest that such measures should be considered as a substitute for certain GAAP metrics and, given that not all companies define Adjusted EBITDA the same way, this financial measure may not be comparable to similarly titled metrics disclosed by other companies.

The following table reconciles Adjusted EBITDA to net income (loss), which we believe is the financial measure calculated and presented in accordance with GAAP that is most directly comparable to Adjusted EBITDA.

	Three Months Ended			Nine Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
(in thousands)	2026	2026	2025	2026	2025
Net income (loss)	$78,157	$(55,861)	$(161,899)	$(72,635)	$(104,141)
Add back:
Income tax expense	72,362	9,298	28,991	92,861	92,100
Other expense	37,692	9,643	4,639	71,154	16,821
Depreciation and amortization	180,960	180,734	179,491	543,613	436,228
Acquisition transaction and integration costs	1,671	2,738	8,623	7,814	49,025
Asset impairment charges	1,153	26,101	173,258	130,340	175,102
Restructuring charges	1,362	2,882	4,681	5,835	4,681
Gain on involuntary conversion	(13,581)	—	—	(13,581)	—
Other (gain) loss on sale of assets	(120,044)	(1,305)	1,347	(119,423)	2,136
Excluding Select Items (Non-GAAP)
Change in actuarial assumptions on estimated liabilities	(3,666)	3,669	28,932	(1,604)	39,789
Gains related to an insurance claim	—	—	—	—	(2,366)
Adjusted EBITDA (Non-GAAP)	$236,066	$177,899	$268,063	$644,374	$709,375